Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA ANNOUNCES 2012 FOURTH QUARTER FINANCIAL RESULTS

•    DILUTED EARNINGS PER SHARE UP 9.8%

•    ADJUSTED DILUTED EARNINGS PER SHARE UP 7.3%

•    NORMALIZED FFO PER DILUTED SHARE UP 8.5%

•    AFFO PER DILUTED SHARE UP 13.0%

NASHVILLE, Tenn. – February 13, 2013 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the fourth quarter of 2012.

Fourth Quarter 2012 Highlights

•	Diluted EPS up 9.8% to $0.45

•	Adjusted Diluted EPS up 7.3% to $0.44

•	Normalized FFO Per Diluted Share up 8.5% to $0.64

•	AFFO Per Diluted Share up 13.0% to $0.61

For the fourth quarter of 2012, the Company reported Normalized FFO of $0.64 per share compared to $0.59 per share in the same period of 2011. The 8.5% increase in Normalized FFO per share reflects a slight increase in operating income, adjusted to exclude REIT conversion costs, combined with a reduction in interest expense.

Normalized FFO is calculated by eliminating certain items from FFO which, by their nature, are not comparable from period to period or that tend to obscure the Company’s actual operating performance. A reconciliation of Normalized FFO can be found later in this release.

CCA President and Chief Executive Officer, Damon Hininger, stated, “We are pleased to report financial results that were above expectations. As we reported last week, we are also very excited to have announced our decision to elect REIT status effective January 1, 2013. We believe this demonstrates our commitment to creating value for our shareholders.”

Revenue for the fourth quarter of 2012 totaled $436.9 million compared to $437.1 million in the same period of 2011. Revenue for the fourth quarter of 2012 reflects:

•	Stable compensated man-days: 7.38 million in the fourth quarter of 2012 compared to 7.39 million in the fourth quarter of 2011

•	A slight increase in revenue per compensated man-day: $59.09 in the fourth quarter of 2012 compared to $58.97 in the fourth quarter of 2011

Fourth Quarter 2012 Financial Results

Fourth quarter 2012 revenues and compensated man-days reflect higher populations from our Lake Erie Correctional Institution which we purchased from the state of Ohio and assumed operations effective January 1, 2012. In addition, we completed construction of our Jenkins Correctional Center during the first quarter of 2012 and began ramping-up state of Georgia populations during the same quarter. We also experienced increases in inmate populations from our new contract with the Commonwealth of Puerto Rico as we began ramping-up populations at our Cimarron Correctional Facility during the first quarter of 2012, as well as increased populations from the state of Idaho pursuant to a new contract at our Kit Carson Correctional Center in Colorado and from the state of Oklahoma at our Cimarron and Davis facilities in Oklahoma pursuant to a newly expanded contract. These population increases were offset by declines in populations from the U. S. Marshals Service, Kentucky, California, Colorado and the District of Columbia.

Fourth quarter 2012 operating expenses, general and administrative expense, and depreciation expense totaled $354.0 million (adjusted to exclude approximately $2.3 million of REIT conversion costs), compared to $354.7 million in the same period of 2011. Total operating expenses increased primarily due to an increase in wage and benefits expense and depreciation expense offset by a reduction in general and administrative expense. Interest expense declined by approximately $5.1 million in the fourth quarter of 2012 compared to the same period of 2011 due to a reduction in debt balances and a lower weighted average interest rate.

Adjusted net income, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). We have modified our calculation of FFO and AFFO to conform with NAREIT guidelines. Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Guidance

We expect Adjusted Diluted EPS for the first quarter of 2013 to be in the range of $0.47 to $0.48, and full-year 2013 to be in the range of $2.05 to $2.15. We also expect FFO for the first quarter of 2013 to be in the range of $0.66 to $0.68 per diluted share and full-year 2013 to be in the range of $2.80 to $2.90. AFFO Per Diluted Share for the first quarter of 2013 is expected to be in the range of $0.64 to $0.66 and $2.72 to $2.87 for the full-year 2013.

Guidance excludes REIT conversion costs, debt refinancing costs, the reversal of certain net deferred tax liabilities associated with the REIT conversion as well as the impact of any shares to be issued as part of the E&P dividend. For more specifics on those items related to the REIT conversion, please refer to the press release and investor presentation we issued on February 7, 2013.

Fourth Quarter 2012 Financial Results

First quarter 2013 guidance compared to fourth quarter 2012, reflects $5.0 million, or 5¢ per diluted share, for the seasonal increase in unemployment taxes, which we experience during the first quarter of each year. First quarter guidance also reflects two fewer operating days in the quarter compared with the fourth quarter, which negatively impacts the first quarter of 2013 by 2.5¢ per share. First quarter and full-year guidance assumes general and administrative expense equal to approximately 5.25% of total revenues, including the increase related to ongoing REIT compliance costs. Full-year guidance reflects an expected increase in depreciation expense as well as an increase in interest expense related to the incurrence of additional debt to fund the E&P dividend and REIT conversion costs. Guidance also assumes a consolidated GAAP income tax rate of 8.5% to 9.0%.

With regards to inmates we house for the state of California, our guidance assumes all of the approximately 1,500 inmates at our Red Rock facility are returned to the custody of California between July 2013 and December 2013, in order to make space available for the state of Arizona under our previously announced new contract beginning in 2014. To the extent the state of California needs replacement capacity for their inmates being displaced at our Red Rock facility, we have other beds in our system we could make available to California.

During 2013, we expect to invest approximately $85 million to $100 million in capital expenditures, consisting of $40 million to $45 million in on-going prison construction and expenditures related to potential land acquisition, $20 million to $25 million in maintenance capital expenditures on real estate assets, and $25 million to $30 million on capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter of 2012. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

The Fourth Quarter Investor Presentation will be available on our website beginning on or about March 11, 2013. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on February 14, 2013, to discuss our fourth quarter 2012 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. eastern time on February 14, 2013 through 1:59 p.m. eastern time on February 22, 2013, by dialing (888) 203-1112 or (719) 457-0820, pass code 8510479.

Fourth Quarter 2012 Financial Results

About CCA

CCA is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We own or control 51 facilities and currently operate 67 facilities, with a total design capacity of approximately 92,500 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment.

Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) our ability to meet and maintain REIT qualification tests; (ii) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy and overall utilization; (iii) the availability of debt and equity financing on terms that are favorable to us; (iv) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (v) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (vi) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (vii) the outcome of California’s realignment program and utilization of out of state private correctional capacity; and (viii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs.

Fourth Quarter 2012 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$62,897	$55,802
Accounts receivable, net of allowance of $2,578 and $1,218, respectively	252,764	269,685
Deferred tax assets	8,022	11,768
Prepaid expenses and other current assets	27,059	18,676
Current assets of discontinued operations	—	3,498

Total current assets	350,742	359,429

Property and equipment, net	2,568,791	2,608,740

Restricted cash	5,022	5,013
Investment in direct financing lease	7,467	9,233
Goodwill	11,988	11,988
Other assets	30,732	25,047
Non-current assets of discontinued operations	—	181

Total assets	$2,974,742	$3,019,631

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$166,000	$195,726
Income taxes payable	102	605
Current liabilities of discontinued operations	356	2,031

Total current liabilities	166,458	198,362

Long-term debt	1,111,545	1,245,014
Deferred tax liabilities	139,526	136,503
Other liabilities	35,593	31,730

Total liabilities	1,453,122	1,611,609

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2012 and 2011, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 100,105 and 99,528 shares issued and outstanding at December 31, 2012 and 2011, respectively	1,001	995
Additional paid-in capital	1,146,488	1,129,435
Retained earnings	374,131	277,592

Total stockholders’ equity	$1,521,620	$1,408,022

Total liabilities and stockholders’ equity	$2,974,742	$3,019,631

Fourth Quarter 2012 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUE:
Management and other	$436,580	$436,531	$1,757,221	$1,722,139
Rental	281	551	2,664	2,204

	436,861	437,082	1,759,885	1,724,343

EXPENSES:
Operating	305,728	302,007	1,252,184	1,190,873
General and administrative	21,985	24,991	88,935	91,227
Depreciation and amortization	28,632	27,707	113,933	108,216

	356,345	354,705	1,455,052	1,390,316

OPERATING INCOME	80,516	82,377	304,833	334,027

OTHER (INCOME) EXPENSES:
Interest expense, net	13,022	18,120	58,363	72,940
Expenses associated with debt refinancing transactions	103	—	2,099	—
Other (income) expense	31	42	(338)	304

	13,156	18,162	60,124	73,244

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	67,360	64,215	244,709	260,783

Income tax expense	(21,952)	(22,852)	(87,586)	(97,017)

INCOME FROM CONTINUING OPERATIONS	45,408	41,363	157,123	163,766

Loss from discontinued operations, net of taxes	—	(841)	(362)	(1,256)

NET INCOME	$45,408	$40,522	$156,761	$162,510

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.46	$0.42	$1.58	$1.56
Loss from discontinued operations, net of taxes	—	(0.01)	—	(0.01)

Net income	$0.46	$0.41	$1.58	$1.55

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.45	$0.42	$1.56	$1.55
Loss from discontinued operations, net of taxes	—	(0.01)	—	(0.01)

Net income	$0.45	$0.41	$1.56	$1.54

DIVIDENDS PER SHARE	$0.20	$—	$0. 60	$—

Fourth Quarter 2012 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income	$45,408	$40,522	$156,761	$162,510
Special items:
Expenses associated with debt refinancing transactions	103	—	2,099	—
Expenses associated with pursuit of REIT conversion	2,326	—	4,236	—
Income tax benefit for reversal of deferred taxes due to corporate restructuring	(2,891)	—	(2,891)	—
Income tax benefit for special items	(896)	—	(2,340)	—

Adjusted net income	$44,050	$40,522	$157,865	$162,510

Weighted average common shares outstanding - basic	99,679	99,135	99,545	104,736
Effect of dilutive securities:
Stock options	1,086	547	864	603
Restricted stock-based compensation	334	276	214	196

Weighted average shares and assumed conversions - diluted	101,099	99,958	100,623	105,535

Adjusted Diluted Earnings Per Share	$0.44	$0.41	$1.57	$1.54

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income	$45,408	$40,522	$156,761	$162,510
Depreciation of real estate assets	20,148	18,885	79,145	73,705
Depreciation of real estate assets of discontinued operations	—	—	—	345

Funds From Operations	$65,556	$59,407	$235,906	$236,560
Expenses associated with debt refinancing transactions	103	—	2,099	—
Expenses associated with pursuit of REIT conversion	2,326	—	4,236	—
Income tax benefit for special items	(896)	—	(2,340)	—
Income tax benefit for reversal of deferred taxes due to corporate restructuring	(2,891)	—	(2,891)	—

Normalized Funds From Operations	$64,198	$59,407	$237,010	$236,560
Maintenance capital expenditures on real estate assets	(6,428)	(9,269)	(18,643)	(20,056)
Stock-based compensation	3,202	2,582	12,296	10,331
Amortization of debt costs and other non-cash interest	1,036	1,097	4,316	4,331

Adjusted Funds From Operations	$62,008	$53,817	$234,979	$231,166

Normalized Funds From Operations Per Diluted Share	$0.64	$0.59	$2.36	$2.24

Adjusted Funds From Operations Per Diluted Share	$0.61	$0.54	$2.34	$2.19

Fourth Quarter 2012 Financial Results

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending March 31, 2013		For the Year Ending December 31, 2013
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Adjusted net income	$48,000	$49,000	$210,000	$220,000
Depreciation on real estate assets	19,000	20,000	77,000	77,000

Funds From Operations	$67,000	$69,000	$287,000	$297,000

Other non-cash expenses	4,000	4,250	17,000	17,000
Maintenance capital expenditures on real estate assets	(5,250)	(6,250)	(25,000)	(20,000)

Adjusted Funds From Operations	$65,750	$67,000	$279,000	$294,000

Funds From Operations Per Diluted Share	$0.66	$0.68	$2.80	$2.90

Adjusted Funds From Operations Per Diluted Share	$0.64	$0.66	$2.72	$2.87

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that FFO and AFFO are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO normalized recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. Other companies may calculate FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.